STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "**Agreement**") dated this 25 day of April, 2011 by and among **Genesis Group Holdings Inc.**, maintaining its principal place of business at 2500 N. Military Trail, Boca Raton, Florida 33431 (**"Purchaser"**), and **Cori Frankenfield ("Frankenfield") and Matthew L. Helms ("Helms") Advanced Broadband System Services, Inc. ("ABSS") (jointly "Seller")** respecting the common stock of **Premier Cable Designs Inc.**, maintaining its principal place of business at 1524 Bloomingdale Ave, Valrico, Florida 33596 (hereinafter referred to as the "**Company**"),

WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase from Seller, all of the issued and outstanding common stock (the "**Purchased Shares**") of the Company, as more fully described and upon the terms and subject to the conditions set forth herein, and to enter into the other transactions as described herein.

NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties expressly contained herein, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
PURCHASE OF SHARES

1. Agreements to Sell and Purchase. There have been issued by Company 1961 shares of its common stock. Cori Frankenfield owns 1000 of such shares, Matthew Helms owns 481 of such shares, and 480 of such shares are held by Company as treasury stock. Frankenfield purchased the shares held by her from Advanced Broadband System Services, Inc. ("ABSS") in a transaction in which Frankenfield contracted to assign to ABSS 10% of the stock received by Frankenfield should Frankenfield dispose of such stock for other stock. Subject to the express terms and conditions of this Agreement, at the Closing each Seller shall sell, assign, convey, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and take assignment and delivery of, the shares owned by such Seller.

(i) The closing (the "**Closing**") shall take place at the offices of the Purchaser, at 10:00 A.M. on T.B.D. The Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of, 12:01 A.M. on the date of the Closing.

(ii) Purchase Price; Payment of Consideration. The purchase price for the Purchased Shares (the "**Purchase Price**") shall be the following consideration:

- 2,107,000 shares of common stock in Purchaser, issued in proportion to the current ownership of Company stock by

p.1

Seller, with 10% of the stock so determined to be issued to Frankenfield rather to be issued to ABSS or is assigns; and

- Assumption by Purchaser of a promissory note in the amount of $150,000 payable by Frankenfield to ABSS, which note was issued as partial consideration for the transfer of Company stock by ABSS to Frankenfield; and:

- Additional shares of stock in Purchaser equal in value, as of December 31, 2013, to the cumulative taxable income earned by Company from Closing through that date, as shown on its federal income tax return for each relevant period; and

- Cashless warrants for the purchase of additional shares of stock in Purchaser for the price of 20 cents per share. At the end of the 2011, 2012 and 2013 taxable years of Company, if Company has in such year earned $300,000 (EBITDA), then, in the proportion of stock of Purchaser then held by Frankenfield, Helms and ABSS, to the extent such person or entity still owns such stock, such holders may purchase, cumulatively, 1,000,000 shares of stock in Purchaser.

ARTICLE II
REPRESENTATIONS OF COMPANY AND SELLER

The Company makes to the Purchaser the following representations and warranties:

2.1 Organization and Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated. Neither Seller has encumbered or otherwise pledged their respective shares, and each has no restriction on conveying its shares as set out herein, except that there is in force a Shareholder Agreement restricting such shares, which all parties hereto agree will be terminated and made of no force and effect upon Closing. Neither the execution nor the consummation of this Agreement will conflict with or result in a breach or default under any third party agreement, or result in the creation of any lien, security interest, charge or encumbrance upon the Company, any of its assets, or the stock in Company to be conveyed

2.2 Capitalization. The capitalization of the Company is as set out in Paragraph 1 of this Agreement. The Company has not granted, issued or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of the Company.

2.3 Properties. The Company has good and unencumbered title to and the right to the use of all of its owned properties and assets.

2.4 Disclosure and Liabilities. The Company has no material liabilities, obligations or commitments of any nature, whether liquidated or unliquidated, absolute or contingent, other than payables that are current.

2.5 Delivery of Reports. The Company will make available for review by Purchaser its income tax returns for 2009 and 2010, and a balance sheet and income statement through March of 2011, all to be provided during the Due Diligence Period.

2.6 Full Disclosure. No representation or warranty by the Company or Seller in this Agreement or in any exhibit or document to be delivered pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of the Company which would materially adversely affect the business of the Company and the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser makes the following representations and warranties:

3.1 Organization and Standing of the Company. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated. The Purchaser has full corporate power and other authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Purchaser and is the valid and binding obligation of the Purchaser enforceable in accordance with its terms. Neither the execution nor the consummation of this Agreement will conflict with or result in a breach or default under, or result in the creation of any lien, security interest, charge or encumbrance upon the stock to be transferred, or any of the properties or assets of the Purchaser as a result of the terms, conditions or provisions of any contract, note, mortgage or any other agreement, instrument or obligation to which the Purchaser is a party or by which the Purchaser or any of its properties or assets may be bound.

3.2 Capitalization. There are Five Hundred Million (500,000,000) shares of common stock authorized by Genesis Group Holdings, Inc. with less than One Hundred Seven Million (107,000,000) outstanding. The Purchaser has not granted, issued or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of the Purchaser except as previously discussed in the Purchaser's reports filed under the Securities Exchange Act of 1934 or otherwise

disclosed to the Seller. A complete list of any such commitments will be provided to Seller by Purchaser during the Due Diligence Period.

3.3 Properties. The Purchaser has good and unencumbered title to and the right to the use of all of its properties and assets.

3.4 Disclosure and Liabilities. Except with respect to the liabilities and obligations disclosed in such periodic reports, the Purchaser has no material liabilities, obligations or commitments of any nature, whether liquidated or unliquidated, absolute or contingent.

3.5 Delivery of Periodic Reports. The Purchaser will during the Due Diligence Period provide to Seller all of its S.E.C. reports as well as all periodic reports through March 2011.

3.6 Full Disclosure. No representation or warranty in this Agreement or in any exhibit or document to be delivered pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not material misleading or necessary to a complete and correct presentation of all material aspects of the business of the Purchaser which would materially adversely affect the business of the Purchaser and the transactions and issuance of stock contemplated hereby.

ARTICLE IV
SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

4.1 Survival of Representations and Warranties. Notwithstanding any right of the Purchaser fully to investigate the affairs of the Company, the Company shall have the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement or in any document delivered to the Purchaser by the Company or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof for twelve (12) months following the date hereof.

4.2 Obligation of the Company to Indemnify. Subject to the limitations on the survival of representations and warranties contained herein, the Company hereby agrees to indemnify, defend and hold harmless the Purchaser from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys, fees and disbursements) based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

ARTICLE V
MISCELLANEOUS

5.1 Entire Agreement. This Agreement (including the Recitals and any Exhibits hereto) contains the entire agreement among the parties with respect to the purchase of the Units and related transactions and supersedes all prior agreements, written or oral, with respect thereto.

5.2 Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which the claim of any inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

5.3 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida.

5.4 No Assignment. This Agreement is not assignable except by operation of law or consent of all parties.

5.5 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

5.6 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

5.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall be considered but one and the same documents.

5.8 Due Diligence Period. The period from the full execution of this Agreement through May 6, 2011 shall be the Due Diligence Period. Each party shall, during that period, provide to the other all information required by this Agreement to be so provided, and shall also provide any other information reasonably requested by the other party. On or before May 1, 2011, Purchaser shall provide to Seller all proposed Closing documents, for review and examination, which documents Purchaser shall cause to be prepared, at the expense of Purchaser. By such date, Seller shall provide to Purchaser a proposed operating budget for the Company for the balance of 2011. If any party hereto elects to terminate this Agreement for any reason,

following review of all information provided and discovered during the due diligence period, the party may do so by written note given to all other parties, which notice must be given by facsimile and by email (see addresses on Exhibit A attached hereto) on or before noon on May 9, 2011. Time is of the essence as to such date.

5.9 Post Closing Operations. It is understood and acknowledged by Seller that, as of Closing, Purchaser can and will name a new Board of Directors for Company. Purchaser is not required to appoint either Seller, but may do so if it so elects. It is also understood and agreed that both Sellers will have no employment guaranteed by the Company, but that either or both may be employed by the Company if mutually satisfactory arrangements are so made. The Board of Directors shall name Company officers, who may or may not be either or both of Sellers. The officers so named, and any employees engaged by the Board or such officers, shall the responsibilities for running the day to day operations of the Company.

During the Due Diligence Period, Purchaser shall provide to Seller the by-laws it proposes to adopt upon Closing.

All receivables due and cash on hand at the time of closing shall remain with the sellers. It is understood that it is the business objective of all parties for Company to retain at all times sufficient working capital for 90 days of operations and additionally at all times 25% of cash receivables will remain with the company. It is further recognized by all parties that as of the execution of this Agreement, Company has no current jobs producing revenue. Therefore, all parties to this Agreement acknowledge that marketing Company services is essential, and that Company may request operating capital and marketing funds, as well as job start up costs, from Purchaser. Purchaser shall be under no obligation to provide such funds, but agrees to do so if Purchaser, in its discretion, determines that the provision of such funds will likely contribute to future profitability of Company. Purchaser acknowledges that failure to provide such funds may result in the Company terminating doing business.

It is further understood that it is the business plan of the parties hereto for Company to procure business it cannot itself perform but can direct or subcontract to Purchaser or a party specified by Purchaser; such referrals shall generate commissions to Company of at least 10% of the total contract value. Likewise it is understood by the parties that, once Company has accumulated its needed reserves, 10% of its revenues for work performed will be up streamed to Purchaser to help defer Purchaser expenses.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

Cori Frankenfield

Matthew L. Helms

Advanced Broadband System Services, Inc.

By

An Officer of the Company

Genesis Group Holdings, Inc.

By

CEO

An Officer of the Company